Exhibit 23.1


                  [LETTERHEAD OF BATCHER, ZARCONE & BAKER, LLP]


                                  April 5, 2007

Mr. Norm Blair, President
Golden Key International, Inc.
3113 Goldsmith St.
San Diego, CA  92106

Re: Consent to Use Legal Opinion in Form SB-2
    Registration Statement - Golden Key International, Inc.

Dear Mr. Blair:

I hereby consent to the reference to my name in the Registration Statement under the caption "Interests of Named Experts and Counsel" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                                    Regards,
                                    BATCHER ZARCONE & BAKER, LLP


                                    /s/ Karen A. Batcher, Esq.
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